UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 789-9283

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Longboard Pharmaceuticals, Inc. (“Longboard” or the “Company”) held its 2024 Annual Stockholders’ Meeting (the “Annual Meeting”) on May 23, 2024. As described in Item 5.07 of this report, at the Annual Meeting Longboard’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of officers to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “Officer Exculpation Amendment”). Following the Annual Meeting, Longboard filed the Officer Exculpation Amendment with the Secretary of State of the State of Delaware on May 23, 2024.

The Officer Exculpation Amendment provides for the exculpation of officers for personal liability for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, under the Officer Exculpation Amendment, the exculpation of officers does not apply to claims brought by or in the right of the Company, such as derivative claims.

The foregoing description of the Officer Exculpation Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Officer Exculpation Amendment, a copy of which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2024, Jane Tiller, MBChB, FRCPsych, a member of Longboard’s Board of Directors (the “Board”), notified the Board of her resignation from the Board and its committees effective immediately. Dr. Tiller’s resignation relates to a change in her primary employment and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on May 23, 2024, Longboard’s stockholders:

(i)
Elected two Class III directors named herein to hold office until Longboard’s 2027 annual meeting of stockholders.
(ii)
Approved the Officer Exculpation Amendment described in Item 3.03 of this report.
(iii)
Ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as Longboard’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The tables below set forth the results of the vote of Longboard’s stockholders for the Annual Meeting.

Proposal 1: The election of two Class III directors

Director Nominee	For	Withheld	Broker Non-Votes
Paul J. Sekhri	6,751,065	22,600,014	1,365,757
Phillip M. Schneider	24,439,720	5,021,497	1,255,619

Proposal 2: The approval of the Officer Exculpation Amendment

Votes for approval	24,766,503
Votes against approval	4,685,439
Abstentions	15,760
Broker non-votes	1,249,134

Proposal 3: The ratification of the selection of KPMG LLP

Votes for approval	30,707,906
Votes against approval	2,424
Abstentions	6,506
Broker non-votes	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Longboard Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: May 24, 2024	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer